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DATED                                                             April 17, 2003

                                                                     Exhibit 4.3

                              CARNIVAL CORPORATION

                                 DLC SVC LIMITED

                            P&O PRINCESS CRUISES PLC

              THE LAW DEBENTURE TRUST CORPORATION (CAYMAN) LIMITED

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.



                         -------------------------------

                             SVE SPECIAL VOTING DEED

                         -------------------------------

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                                    CONTENTS

CLAUSE                                                                        PAGE
1.  DEFINITIONS AND INTERPRETATION .........................................    1

2.  NOTIFICATION OF VOTES CAST ON JOINT ELECTORATE ACTIONS AT A
    PARALLEL SHAREHOLDER MEETING AND CALCULATION OF SPECIFIED
    NUMBER .................................................................    8

3.  NOTIFICATION OF OUTCOME ON VOTE ON CLASS RIGHTS ACTIONS ................    9

4.  ATTENDANCE AT MEETINGS AND VOTING ......................................    9

5.  DEALINGS ...............................................................    13

6.  OBLIGATIONS SUBJECT TO APPLICABLE REGULATIONS ..........................    14

7.  DEFAULT BY CARNIVAL OR P&O PRINCESS ....................................    14

8.  SUPPLY OF INFORMATION; CONFIDENTIALITY .................................    14

9.  REMUNERATION AND EXPENSES OF DLC SVC AND P&O PRINCESS TRUSTEE ..........    15

10. POWER OF DLC SVC AND P&O PRINCESS TRUSTEE ..............................    16

11. INDEMNITIES ............................................................    18

12. ACTIVITIES .............................................................    18

13. GOVERNANCE MATTERS .....................................................    19

14. AMENDMENTS TO THIS DEED ................................................    19

15. DAMAGES NOT ADEQUATE REMEDY ............................................    20

16. TERMINATION ............................................................    20

17. GENERAL ................................................................    21
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THIS SVE SPECIAL VOTING DEED is dated as of April 17, 2003

BETWEEN

(1) CARNIVAL CORPORATION, a Panamanian corporation, having its principal place of business at Carnival Place, 3655 N.W. 87/th/ Avenue, Miami, Florida,
     33178-2428 ("Carnival");

(2) DLC SVC LIMITED, a company incorporated in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX ("DLC
     SVC");

(3)  P&O PRINCESS CRUISES PLC, a company incorporated in England and Wales
     (Registered No 4039524) and having its registered office at 77 New Oxford
     Street, London, WC1A 1PP ("P&O Princess");

(4) THE LAW DEBENTURE TRUST CORPORATION (CAYMAN) LIMITED, in its capacity as the trustee (the "P&O Princess Trustee") of P&O Princess Special Voting
     Trust ("P&O Princess SVT"), a trust formed under the laws of the Cayman
     Islands pursuant to the Voting Trust Deed between Carnival and the P&O
     Princess Trustee of even date herewith (the "Voting Trust Deed"); and

(5)  THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated in
     England and Wales, having its registered office at Fifth Floor, 100 Wood
     Street, London EC2V 7EX (the "DLC SVC Owner").

Recitals

(A) Carnival and P&O Princess entered into the Implementation Agreement pursuant to which Carnival and P&O Princess have agreed to do certain acts and things to implement the DLC Structure and create certain rights for the Carnival shareholders and the P&O Princess shareholders in respect of their indirect interests in the combined enterprise.

(B) DLC SVC and the P&O Princess Trustee have agreed to carry out certain functions in accordance with the provisions of this Deed in connection with their ownership of the Carnival Special Voting Share and the P&O Princess
     Special Voting Share, respectively.

(C) The DLC SVC Owner is the legal and beneficial owner of all the shares in DLC SVC.

(D)  The P&O Princess Trustee is the trustee of P&O Princess SVT.

IT IS AGREED on and from Completion as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     The following definitions apply unless otherwise specified in this Deed:

     "Applicable Regulations" has the same meaning as in the Equalization
     Agreement;

                                                                               1

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     "Board of Carnival" means the board of directors of Carnival (or a duly appointed committee of that board) from time to time;

     "Boards of Carnival and P&O Princess" means the Board of Carnival and the Board of P&O Princess;

     "Board of P&O Princess" means the board of directors of P&O Princess (or a duly appointed committee of that board) from time to time;

     "Business Day" has the same meaning as in the Equalization Agreement;

     "Carnival Common Stock" has the meaning given to it in the Carnival
     Constitution;

     "Carnival Constitution" means the Articles of Incorporation and the By-Laws of Carnival which will be in effect immediately following Completion, as amended from time to time;

     "Carnival Entrenched Provision" has the same meaning as in the Carnival
     Constitution;

     "Carnival Equivalent Number" has the same meaning as in the Equalization
     Agreement;

     "Carnival Guarantee" has the same meaning as in the Equalization Agreement;

     "Carnival Group" has the same meaning as in the Equalization Agreement;

     "Carnival Special Voting Share" means the special voting share of US$0.01 in Carnival;

     "Carnival Specified Numbers" means, in relation to a resolution to consider a Joint Electorate Action at a meeting of P&O Princess shareholders, (i) the number of votes Cast in favour of the Equivalent Resolution of Carnival at the Parallel Shareholder Meeting of Carnival shareholders divided by the Carnival Equivalent Number in effect at the time such meeting of P&O
     Princess shareholders is held rounded up to the nearest whole number; (ii) the number of votes Cast against the Equivalent Resolution of Carnival at the Parallel Shareholder Meeting of Carnival shareholders divided by the Carnival Equivalent Number in effect at the time such meeting of P&O
     Princess shareholders is held, rounded up to the nearest whole number; and
     (iii) the number of votes Cast as formal abstentions in relation to the Equivalent Resolution of Carnival at the Parallel Shareholder Meeting of
     Carnival shareholders divided by the Carnival Equivalent Number in effect at the time such meeting of P&O Princess shareholders is held, rounded up to the nearest whole number;

     "Cast" means, separately, the number of votes recorded (i) in favour; (ii) against; and (iii) formally abstained (including votes withheld) in accordance with the terms of the P&O Princess Articles or the Carnival
     Constitution (as applicable) by holders of Carnival Common Stock (and of any other stock in Carnival (other than the Carnival Special Voting Share) that from time to time are entitled to vote on the relevant resolution) or P&O Princess Ordinary Shares (and of any other shares in P&O Princess
     (other than the P&O Princess Special Voting Share) that from time to time are entitled to vote on the relevant resolution), as the context requires;

                                                                               2

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     "Class Rights Action" means any of the following actions by P&O Princess or
     Carnival:

     (i) the voluntary Liquidation of such company for which the approval of shareholders is required by Applicable Regulations or otherwise sought other than a voluntary Liquidation of both companies at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction, or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

     (ii) the sale, lease exchange or other disposition of all or substantially all of the assets of such company, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as a part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to collapse or unify the DLC
           Structure;

     (iii) any adjustment to the Carnival Equivalent Number or the Equalization
           Ratio otherwise than in accordance with the provisions of the Equalization Agreement;

     (iv) except where specifically provided for in the relevant agreements, any amendment to the terms of, or termination of, the Equalization
           Agreement, this Deed, the P&O Princess Guarantee or the Carnival
           Guarantee (including, for the avoidance of doubt, the voluntary termination of either Guarantee);

     (v) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) any P&O Princess
           Entrenched Provision or any Carnival Entrenched Provision;

     (vi) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Carnival Articles that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause (a) of the definition of such term in the P&O Princess
           Articles to occur; and

     (vii) the doing of anything which the Boards of Carnival and P&O Princess agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action;

     "Code" means the United States Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

     "Completion" means the time at which the steps set out in Section 2.2 of the Implementation Agreement have been completed;

     "Deal" in relation to property or an interest in property or the rights attaching to property, means transfer, assign (by operation of law or otherwise), convey, create an Encumbrance over or otherwise deal (or agree to do any of those things) with such

                                                                               3


     property or interest or rights in any way whatsoever and "Dealing" shall be construed accordingly;

     "DLC Structure" means the structure created by the combination of Carnival and P&O Princess by means of a dual listed company structure whereby, amongst other things, Carnival and P&O Princess have a unified management structure and the businesses of both the Carnival Group and the P&O Princess Group are managed on a unified basis in accordance with the provisions of the Equalization Agreement;

     "Encumbrance" means an interest or power:

     (a) reserved in or over any interest in any asset (including shares) including any retention of title; or

     (b) created or otherwise arising in or over any interest in any asset (including shares) under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created;

     "Equalization Agreement" means the Equalization and Governance Agreement entered into between Carnival and P&O Princess on the same date as this Deed;

     "Equalization Ratio" has the same meaning as in the Equalization Agreement;

     "Equivalent Resolution" means a resolution of either Carnival or P&O Princess, as applicable, certified in accordance with this Deed by a duly authorised officer of Carnival and a duly authorised officer of P&O Princess (as applicable) as equivalent in nature and effect to a resolution of the other company. (For example, a resolution to appoint an individual as a director of Carnival or to appoint the auditors of Carnival would, if a resolution considering such matters in relation to P&O Princess were put to a meeting of P&O Princess' shareholders, be the equivalent resolution (provided that a duly authorised officer of Carnival and a duly authorised officer of P&O Princess give the certification described above) to a resolution to appoint the same individual as a director of P&O Princess or to appoint the auditors of P&O Princess, and vice versa. In addition, if a resolution was proposed by one of the companies (the "Proposing Company") that did not need to be proposed by the other company (the "Other Company"), (e.g. a resolution for the approval of the disapplication of pre-emption rights if under Applicable Regulations this needs to be approved by P&O Princess' shareholders, but not by Carnival's shareholders), then the Proposing Company would put that resolution to a meeting of its shareholders and the same or substantially the same resolution (provided that a duly authorised officer of Carnival and a duly authorised officer of P&O Princess give the certification described above) would also be put to a meeting of the Other Company's shareholders, to enable both sets of shareholders to vote on that resolution);

     "Exchange Act" means the Securities Exchange Act of 1934;

     "Guarantee" has the same meaning as in the Equalization Agreement;

     "Governmental Agency" has the same meaning as in the Equalization
     Agreement;

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     "Implementation Agreement" means the Offer and Implementation Agreement, dated as of 8 January 2003, between Carnival and P&O Princess;

     "Joint Electorate Action" means all actions put to shareholders of P&O Princess or Carnival, except for Class Rights Actions or resolutions of a procedural or technical nature. For the avoidance of doubt, the following actions, if put to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, shall constitute Joint Electorate Actions: (i) the appointment, removal or re-election of any director of Carnival or P&O Princess, or both of them; (ii) to the extent such receipt or adoption is required by Applicable Regulations, the receipt or adoption of the financial statements of Carnival or P&O Princess, or both of them, or accounts prepared on a combined basis, other than any accounts in respect of the period(s) ended prior to the date of the Equalization Agreement;
     (iii) a change of name of either Carnival, P&O Princess, or both of them; and (iv) the appointment or removal of the auditors of the Carnival or P&O Princess, or both of them;

     "Liquidation" has the same meaning as in the Equalization Agreement;

     "Majority Resolution" means, with respect to Carnival or P&O Princess, a resolution duly approved at a meeting of the shareholders of such company by the affirmative vote of a majority of all the votes Voted on such resolution by all shareholders of such company entitled to vote thereon (including, where appropriate, the holder of the Special Voting Share of such company) who are present in person or by proxy at such meeting;

     "NYSE" means the New York Stock Exchange, Inc.;

     "Pairing Agreement" means the Pairing Agreement, of even date herewith, among the P&O Princess Trustee, Carnival and the transfer agent;

     "Parallel Shareholder Meeting" means, in relation to Carnival or P&O Princess, any meeting of the shareholders of that company which is:

     (a) nearest in time to, or is actually contemporaneous with, the meeting of the shareholders of the other company and at which some or all of the same resolutions or some or all of the Equivalent Resolutions are to be considered; or

     (b) designated by the Board of Carnival or the Board of P&O Princess, as the case may be, as the parallel meeting of shareholders of a particular meeting of shareholders of the other company;

     "P&O Princess Articles" means the Articles of Association of P&O Princess which will be in effect as immediately following Completion as amended from time to time;

     "P&O Princess Entrenched Provision" has the same meaning as in the P&O Princess Articles;

     "P&O Princess Guarantee" has the same meaning as in the Equalization Agreement;

     "P&O Princess Group" has the same meaning as in the Equalization Agreement;

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     "P&O Princess Ordinary Shares" has the meaning given to it in the P&O
     Princess Articles;

     "P&O Princess Special Voting Share" means the special voting share of (Pounds)1 in P&O Princess;

     "P&O Princess Specified Numbers" means, in relation to a resolution to consider a Joint Electorate Action at a meeting of Carnival shareholders
     (i) the number of votes Cast in favour of the Equivalent Resolution of P&O Princess at the Parallel Shareholder Meeting of P&O Princess shareholders multiplied by the Carnival Equivalent Number in effect at the time such meeting of Carnival shareholders is held, rounded up to the nearest whole number; (ii) the number of votes Cast against the Equivalent Resolution of P&O Princess at the Parallel Shareholder Meeting of P&O Princess shareholders multiplied by the Carnival Equivalent Number in effect at the time such meeting of Carnival shareholders is held, rounded up to the nearest whole number; and (iii) the number of votes Cast as formal abstentions (including votes withheld) in relation to the Equivalent Resolution of P&O Princess at the Parallel Shareholder Meeting of P&O Princess shareholders multiplied by the Carnival Equivalent Number in effect at the time such meeting of Carnival shareholders is held, rounded up to the nearest whole number;

     "Shares" means, in relation to P&O Princess, the P&O Princess Ordinary Shares and, in relation to Carnival, the Carnival Common Stock;

     "Special Resolution" has the same meaning as in the P&O Princess Articles;

     "Special Voting Share" means, in relation to P&O Princess, the P&O Princess Special Voting Share and, in relation to Carnival, the Carnival Special Voting Share;

     "Subsidiary" means with respect to P&O Princess or Carnival, any entity, whether incorporated or unincorporated, in which P&O Princess or Carnival owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which P&O Princess or Carnival otherwise has the power to direct;

     "Supermajority Resolution" means, with respect to Carnival or P&O Princess, a resolution required by Applicable Regulations and/or the Carnival Constitution or the P&O Princess Articles, as relevant, to be approved by a higher percentage of votes Voted than required under a Majority Resolution, or where the percentage of votes Voted in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution;

     "Treasury Regulations" means the final, temporary or proposed regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations; and

     "Voted" means the number of votes recorded in favour of and against a particular resolution at a shareholders' meeting of either P&O Princess or Carnival by holders of Shares, holders of any other class of shares entitled to vote and the holder of the relevant Special Voting Share PROVIDED THAT votes recorded as abstentions by holders of Carnival Common Stock or P&O Princess Ordinary Shares (or any other class of shares entitled to vote) shall not be counted as having been Voted for these purposes.

1.2  Interpretation

     The headings herein are for convenience of reference only and do not constitute part of this Deed and shall not be deemed to limit or otherwise affect any of the provisions hereof. The following rules of interpretation apply unless the context requires otherwise.

     (a)  The singular includes the plural and conversely.

     (b)  A gender includes all genders.

     (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

     (d) A reference to a person includes a body corporate, an unincorporated body or other entity.

     (e) A reference to a clause is to a clause of this Deed unless otherwise indicated.

     (f) A reference to any party to this Deed or any other agreement or document includes the party's successors and permitted assigns.

     (g) A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Deed.

     (h) A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all rules and regulations and statutory instruments issued thereunder.

     (i) A reference to $ is to US dollars and a reference to(pound)is to pounds sterling.

     (j) A reference to conduct includes any omission and any statement or undertaking, whether or not in writing.

     (k) A reference to writing includes a facsimile transmission and any other means of reproducing words in a tangible and permanently visible form.

     (l) Whenever the words "include", "includes" or "including" are used in this Deed, they shall be deemed to be followed by the words "without limitation";

     (m) A reference to a body, other than a party to this Deed (including, an institute, association, authority or Governmental Agency), whether statutory or not:

          (i)  which ceases to exist; or

          (ii) whose powers or functions are transferred to another body,

          is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

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     (n)  All references to time are to local time in the place where the relevant obligation is to be performed (or right exercised).

1.3  Business Day

     Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the Business Day following such day.

2. NOTIFICATION OF VOTES CAST ON JOINT ELECTORATE ACTIONS AT A PARALLEL SHAREHOLDER MEETING AND CALCULATION OF SPECIFIED NUMBER

2.1  Notification by Carnival

     Carnival agrees with the P&O Princess Trustee and P&O Princess that, in relation to each meeting of Carnival shareholders at which any resolution relating to a Joint Electorate Action is to be considered, Carnival shall, as soon as possible after the Carnival shareholders (other than DLC SVC) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to the P&O Princess Trustee and P&O Princess in writing in accordance with clause 17.5 a certificate of a duly authorised officer of Carnival setting forth the details in clauses (a) and
     (b) below:

     (a) how the votes were Cast (including the number of votes Cast) at the meeting of Carnival shareholders in relation to each such Equivalent Resolution for a Joint Electorate Action; and

     (b) its calculation of the Carnival Specified Numbers applicable to the P&O Princess Special Voting Share for each Equivalent Resolution for a Joint Electorate Action and of the way in which the P&O Princess Trustee is required to vote the Carnival Specified Numbers attaching to the P&O Princess Special Voting Share in relation to each such Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess in accordance with this Deed and the P&O Princess Articles.

2.2  Notification by P&O Princess

     P&O Princess agrees with DLC SVC and Carnival that, in relation to each meeting of P&O Princess shareholders at which any resolution relating to a Joint Electorate Action is to be considered, P&O Princess shall, as soon as possible after the P&O Princess shareholders (other than the P&O Princess Trustee) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to DLC SVC and Carnival in writing in accordance with clause 17.5 a certificate of a duly authorised officer of P&O Princess setting forth the details in clauses (a) and (b) below:

     (a) how the votes were Cast (including the number of votes Cast) at the meeting of P&O Princess shareholders in relation to each such Equivalent Resolution for a Joint Electorate Action; and

     (b) its calculation of the P&O Princess Specified Numbers applicable to the Carnival Special Voting Share for each Equivalent Resolution for a Joint Electorate Action and of the way in which DLC SVC is required to vote the P&O Princess Specified Numbers attaching to the Carnival Special Voting

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

          Share in relation to each such Equivalent Resolution at the Parallel Shareholder Meeting of Carnival in accordance with this Deed and the Carnival Constitution.

3.   NOTIFICATION OF OUTCOME ON VOTE ON CLASS RIGHTS ACTIONS

3.1  Notification by Carnival

     Carnival agrees with P&O Princess and the P&O Princess Trustee that, in relation to each meeting of Carnival shareholders at which any resolution or resolutions relating to a Class Rights Action is to be considered, Carnival shall, as soon as possible after the Carnival shareholders (other than DLC SVC) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to the P&O Princess Trustee and P&O Princess in writing and in accordance with clause 17.5 a certificate of a duly authorised officer of Carnival setting forth (a) how the votes were Cast (including the number of votes Cast) at the meeting of Carnival shareholders in relation to each such Equivalent Resolution; (b) whether or not each such Equivalent Resolution or resolutions was approved by the requisite majority pursuant to the Carnival Constitution and/or Applicable Regulations, and (c) the information required by Section 4.4(a) hereof, if any.

3.2  Notification by P&O Princess

     P&O Princess agrees with Carnival and DLC SVC that, in relation to each meeting of P&O Princess shareholders at which any resolution or resolutions relating to a Class Rights Action is to be considered, P&O Princess shall, as soon as possible after the P&O Princess shareholders (other than the P&O Princess Trustee) entitled to vote on any such resolution Cast those votes at such shareholder meeting, deliver to DLC SVC and Carnival in writing and in accordance with clause 17.5 a certificate of a duly authorised officer of P&O Princess setting forth (a) how the votes were Cast (including the number of votes Cast) at the meeting of P&O Princess shareholders in relation to each such Equivalent Resolution; (b) whether or not the Equivalent Resolution or resolutions were approved by the requisite majority pursuant to the P&O Princess Articles and/or Applicable Regulations, and (c) the information required by Section 4.4(b) hereof, if any.

4.   ATTENDANCE AT MEETINGS AND VOTING

4.1  Attendance at meetings

     (a) DLC SVC agrees with P&O Princess that, at every meeting of Carnival shareholders at which any resolution relating to a Joint Electorate Action or a Class Rights Action is to be considered, DLC SVC shall be present by its duly appointed corporate representative or by proxy or proxies. Carnival agrees to notify DLC SVC in writing and in accordance with clause 17.5 at the time it sends notice to its shareholders of a shareholder meeting whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and DLC SVC shall be entitled to rely on any such notice for the purposes of this Deed. Carnival also agrees to notify DLC SVC in advance and in writing in accordance with clause 17.5 of the time and place at which an adjourned or postponed meeting will be held and whether any resolution to be proposed at such meeting is a Joint Electorate Action or a

          Class Rights Action and DLC SVC shall be entitled to rely on any such notice for the purpose of this Deed.

     (b) The P&O Princess Trustee agrees with Carnival that, at every meeting of P&O Princess at which any resolution relating to a Joint Electorate Action or a Class Rights Action is to be considered, the P&O Princess Trustee shall be present by its duly appointed corporate representative or by proxy or proxies. P&O Princess agrees to notify the P&O Princess Trustee in writing and in accordance with clause 17.5 at the time it sends notice to its shareholders of a shareholder meeting whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and the P&O Princess Trustee shall be entitled to rely on any such notice for the purposes of this Deed. P&O Princess also agrees to notify the P&O Princess Trustee in advance and in writing in accordance with clause 17.5 of the time and place at which an adjourned or postponed meeting will be held and whether any resolution to be proposed at such meeting is a Joint Electorate Action or a Class Rights Action and DLC SVC shall be entitled to rely on any such notice for the purpose of this Deed.

4.2  Vote in accordance with constitution

     (a) DLC SVC agrees with Carnival and P&O Princess that it shall vote the Carnival Special Voting Share in accordance with the requirements of the Carnival Constitution and this Deed.

     (b) The P&O Princess Trustee agrees with Carnival and P&O Princess that it shall vote the P&O Princess Special Voting Share in accordance with the requirements of the P&O Princess Articles and this Deed.

4.3  Vote on Joint Electorate Action

     (a) DLC SVC agrees with Carnival and P&O Princess that on any resolution that relates to a Joint Electorate Action it will exercise the voting rights attached to the Carnival Special Voting Share in accordance with the certificate delivered under clause 2.2(b).

     (b) The P&O Princess Trustee agrees with Carnival and P&O Princess that on any resolution that relates to a Joint Electorate Action it will exercise the voting rights attached to the P&O Princess Special Voting Share in accordance with the certificate delivered under clause 2.1(b).

4.4  Vote on Class Rights Action

     (a) DLC SVC agrees with Carnival and P&O Princess that where it has been notified by P&O Princess in accordance with clause 3.2 that a Class Rights Action has (pursuant to the P&O Princess Articles and/or Applicable Regulations) not been approved by the requisite majority of votes at a P&O Princess meeting of shareholders then it will exercise the voting rights attached to the Carnival Special Voting Share in accordance with the certificate delivered under clause 3.2, which certificate shall state the number of votes attaching to the Carnival Special Voting Share as set forth below:

          (i) if the resolution needs to be passed by a Majority Resolution it shall vote the Carnival Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat that Majority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and other class of shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Constitution (excluding the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Parallel Shareholder Meeting; and

          (ii) if the resolution needs to be passed by a Supermajority Resolution it shall vote the Carnival Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Supermajority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and other class of shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Constitution (excluding the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Parallel Shareholder Meeting.

          By way of further explanation, expressed as a formula, the Carnival Special Voting Share shall be entitled to cast the following number of votes:

               [   One percentage point less than the    ]
                   minimum percent needed to defeat
                            the resolution                            Number of votes entitled
                 --------------------------------------        X      to be cast (excluding the
                     100 percent - Minimum percent                    Carnival Special Voting
                                    needed to defeat                            Share)
               [                    the resolution       ]

          Accordingly, for a Majority Resolution, 50 percent is the minimum percent needed to defeat the resolution, and the figure in brackets would be 98 percent. In the event that a Supermajority Resolution is required to carry in excess of 75 percent of the votes cast, then 25 percent would be the minimum percent needed to defeat the resolution, and the figure in brackets would be 32 percent.

     (b) The P&O Princess Trustee agrees with Carnival and P&O Princess that where it has been notified by Carnival in accordance with clause 3.1 that a Class Rights Action has (pursuant to the Carnival Constitution and/or Applicable Regulations) not been approved by the requisite majority of votes at a Carnival meeting of shareholders then it will exercise the voting rights attached to the P&O Princess Special Voting Share in accordance with the certificate delivered under clause 3.1, which certificate shall state the number of votes attaching to the P&O Princess Special Voting Share as set forth below:

          (i) if the resolution needs to be passed by an ordinary resolution, it shall vote the P&O Princess Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat an ordinary resolution if the total votes capable of being cast by the outstanding P&O Princess Ordinary Shares and other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Articles (excluding the P&O Princess Special Voting Share) were cast in favour of the resolution at the P&O Princess Parallel Shareholder Meeting; and

          (ii) if the resolution needs to be passed by a Special Resolution, it shall vote the P&O Princess Special Voting Share to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Special Resolution if the total votes capable of being cast by the outstanding P&O Princess Ordinary Shares and other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Articles (excluding the P&O Princess Special Voting Share) were cast in favour of the resolution at the P&O Princess Parallel Shareholder Meeting.

          By way of further explanation, expressed as a formula, the P&O Princess Special Voting Share shall be entitled to cast the following number of votes:

               [   One percentage point less than the    ]
                   minimum percent needed to defeat
                            the resolution                           Number of votes entitled to be
                 --------------------------------------        X         cast (excluding the P&O
                     100 percent - Minimum percent                    Princess Special Voting Share)
                                    needed to defeat
               [                    the resolution       ]

          Accordingly, for an ordinary resolution, 50 percent is the minimum percent needed to defeat the resolution, and the figure in brackets would be 98 percent. In the event that a Special Resolution is required to carry 75 percent of the votes cast, then 25.01 (rounded down to the nearest hundredth) percent would be the minimum percent needed to defeat the resolution, and the figure in brackets would be approximately 32 percent.

4.5  Amendments to resolutions

     (a) DLC SVC is entitled to rely on a certificate from a duly authorised officer of Carnival and a duly authorised officer of P&O Princess that for all purposes of this Deed an amendment to a resolution to approve a Joint Electorate Action is made in accordance with the Carnival Constitution and Applicable Regulations and that the resolution as amended is the Equivalent Resolution to the resolution considered at the Parallel Shareholder Meeting of P&O Princess. Such certificate shall be given in accordance with clause 17.5.

     (b) The P&O Princess Trustee is entitled to rely on a certificate from a duly authorised officer of P&O Princess and a duly authorised officer of Carnival that for all purposes of this Deed an amendment to a resolution to approve a Joint Electorate Action is made in accordance with the P&O Princess Articles and Applicable Regulations and that the resolution as amended is the Equivalent Resolution to the resolution considered at the Parallel Shareholder Meeting of Carnival. Such certificate shall be given in accordance with clause 17.5.

4.6  No discretion as to voting

     Each of DLC SVC and the P&O Princess Trustee agrees with Carnival and P&O Princess that it has no discretion as to how to vote the P&O Princess Special Voting Share and/or the Carnival Special Voting Share (as applicable) and that it shall only vote those shares in accordance with this Deed and in accordance with the P&O Princess Articles and/or the Carnival Constitution (as applicable).

4.7  Procedural and technical resolutions

     DLC SVC and the P&O Princess Trustee will be entitled to rely on a certificate given to it in writing (in accordance with clause 17.5) by the Chairman of the relevant shareholder meeting that a resolution is a procedural or technical resolution (in accordance with the P&O Princess Articles or the Carnival Constitution (as applicable)) and that the Carnival Special Voting Share or the P&O Princess Special Voting Share (as applicable) will not have any votes in respect of such resolution. If a resolution is proposed for the first time during a meeting of shareholders of either P&O Princess or Carnival (whereby "proposed for the first time" means it was not set out in the notice of the relevant shareholders' meeting) and is determined by the Chairman of the relevant shareholder meeting (in accordance with the P&O Princess Articles or the Carnival Constitution (as applicable)) not to be a resolution of a procedural or technical nature then, if such resolution is to be voted on by shareholders, it will be voted on in the same way as any other Joint Electorate Action or Class Rights Action (as applicable) (and, for the avoidance of doubt, proper notice of such resolution will first be given to shareholders, including to DLC SVC and the P&O Princess Trustee).

5.   DEALINGS

5.1  P&O Princess SVT

     Subject to the Voting Trust Deed, the Pairing Agreement and the P&O Princess Articles, the P&O Princess Trustee agrees with Carnival and P&O Princess that it shall not Deal with the P&O Princess Special Voting Share or any interest in (or right attaching to) such share. Any Dealing by the P&O Princess Trustee in violation of this clause 5.1 shall be null and void.

5.2  DLC SVC

     Subject to clauses 16.2 and 16.3, DLC SVC agrees with P&O Princess and Carnival that:

     (a) it shall not Deal with the Carnival Special Voting Share or any interest in (or right attaching to) such share without the prior written consent of both Carnival and P&O Princess, such consent to be in the absolute discretion of Carnival and P&O Princess; and

     (b) no transfer of the Carnival Special Voting Share shall be effective unless and until the transferee of such share, as consented to by Carnival and P&O Princess, has agreed to be bound by this Deed or entered into a deed on equivalent terms. Any Dealing by the DLC SVC in violation of this clause 5.2 shall be null and void.

6.   OBLIGATIONS SUBJECT TO APPLICABLE REGULATIONS

     (a) The obligations of the parties under this Deed will be subject to any Applicable Regulations. The parties will use their best endeavours to remedy a situation where Applicable Regulations prevent any party from performing its obligations hereunder.

     (b) Carnival and P&O Princess agree to cause the issuance of the P&O Princess Special Voting Share and trust shares of beneficial interest in the P&O Princess SVT to be registered under the Securities Act of 1933, as amended. To the extent required by the Exchange Act, P&O Princess agrees to cause the P&O Princess Special Voting Share and trust shares of beneficial interest in the P&O Princess SVT to be registered and to maintain effective such registration under the Exchange Act. So long as the Carnival Common Stock is listed on the NYSE, P&O Princess agrees to use diligence and reasonable efforts to effect the listing of the P&O Princess Special Voting Share on the NYSE, and Carnival agrees to use diligence and reasonable efforts to cause the trust shares of beneficial interest in the P&O Princess SVT to be paired with Carnival Common Stock for purposes of trading of the paired security on the NYSE, in accordance with the Pairing Agreement.

7.   DEFAULT BY CARNIVAL OR P&O PRINCESS

     If at any time Carnival or P&O Princess defaults in the performance or observance of any obligation or other provision binding on it under or pursuant to this Deed and owed to DLC SVC or the P&O Princess Trustee, respectively, DLC SVC or the P&O Princess Trustee, as the case may be, may take such actions or institute such proceedings as it may reasonably consider to be appropriate in relation to any such default and shall not be obliged to give notice of its intention to do so.

8.   SUPPLY OF INFORMATION; CONFIDENTIALITY

8.1  Supply of information

     (a) So long as DLC SVC is registered as the holder of the Carnival Special Voting Share, Carnival and P&O Princess shall each give to DLC SVC or any person approved by Carnival or P&O Princess and appointed in writing by DLC SVC such information as DLC SVC or such appointed person shall reasonably require (other than material, non-public information) for the purpose of the discharge of the powers, duties and discretions vested in DLC SVC under this Deed. All information provided by Carnival and P&O Princess under this clause 8.1(a) shall be in writing and given in accordance with clause 17.5 and contained in a certificate of a duly authorised officer of Carnival or a certificate of a duly authorised officer of P&O Princess.

     (b) So long as the P&O Princess Trustee is registered as the holder of the P&O Princess Special Voting Share, Carnival and P&O Princess shall each give to the P&O Princess Trustee or any person approved by Carnival or P&O Princess and appointed in writing by the P&O Princess Trustee such information as the P&O Princess Trustee or such appointed person shall reasonably require (other than material, non-public information) for the purpose of the discharge of the powers, duties and discretions vested in the P&O Princess Trustee under this Deed. All information provided by Carnival and P&O Princess under this clause 8.1(b) shall be in writing and given in accordance with clause 17.5 and contained in a certificate of a duly authorised officer of P&O Princess or a duly authorised officer of Carnival.

8.2  Confidentiality

     Each of DLC SVC and the P&O Princess Trustee shall not, and will use its respective best endeavours to ensure that any person appointed in writing by it in accordance with clause 8.1 shall not divulge any information given to it pursuant to clauses 2, 3, 4.5 and 8.1 which is confidential or proprietary to the party which gave it the information, in each case, unless prior written approval is given by the party which gave the information or unless required by Applicable Regulations. If disclosure of any such information is required by Applicable Regulations, DLC SVC and/or the P&O Princess Trustee (as relevant) will, to the extent practicable, first consult with P&O Princess and Carnival as to the form, content and timing of such disclosure.

9.   REMUNERATION AND EXPENSES OF DLC SVC AND P&o PRINCESS TRUSTEE

9.1  Fees and expenses

     Carnival shall pay or ensure that payment is made to the P&O Princess Trustee or as it shall otherwise direct, and P&O Princess shall pay or ensure that payment is made to DLC SVC or as it shall otherwise direct, such fees and expenses as may be agreed from time to time between (i) Carnival and the P&O Princess Trustee and (ii) DLC SVC and P&O Princess, for the performance by the P&O Princess Trustee and DLC SVC (respectively) of its obligations pursuant to this Deed.

9.2  Period of remuneration

     The remuneration referred to in clause 9.1 shall continue to be payable:

     (a) by Carnival until the later of: (i) the P&O Princess Trustee ceasing to be registered as the holder of the P&O Princess Special Voting Share and (ii) the termination of this Deed in accordance with clause 16; and

     (b) by P&O Princess until the later of (i) DLC SVC ceasing to be registered as the holder of the Carnival Special Voting Share and (ii) the termination of this Deed in accordance with clause 16.

9.3  Exceptional duties

     In the event either DLC SVC or the P&O Princess Trustee finds it is necessary or is otherwise required to undertake any duties which would not have been reasonably contemplated in relation to the performance of its obligations and the exercise of the powers, authorities and discretions vested in it under this Deed, Carnival shall pay to P&O Princess Trustee or as it shall otherwise direct and P&O Princess shall pay to DLC SVC or as it shall otherwise direct such special remuneration in addition to that referred to in clause 9.1 as shall be mutually agreed.

9.4  VAT and similar taxes

     The remuneration referred to in clause 9.1 and any additional special remuneration payable under clause 9.3 shall be exclusive of any value added tax, sales tax, use tax or any similar transaction tax which shall be added at the rate applicable in the circumstances and paid by P&O Princess and/or Carnival, as the case may be.

9.5  Expenses

     Carnival and P&O Princess shall pay all travelling and other costs, charges and expenses including legal costs and other professional fees (including, where applicable, value added tax or any similar tax) which each of the P&O Princess Trustee and DLC SVC may properly incur in relation to the performance of its obligations and the exercise of the powers, authorities and discretions vested in it under this Deed and/or any costs and expenses incurred in connection with the valid termination of this Deed and the resulting transfer in accordance with clause 16.2 of the Carnival Special Voting Share or with the transfer of the Carnival Special Voting Share under clause 16.3.

10.  POwER OF DLC SVC AND P&O PRINCESS TRUSTEE

10.1 Act on advice

     Each of DLC SVC and the P&O Princess Trustee may in the proper performance of its obligations and the exercise of the powers, authorities and discretions vested in it under this Deed act on the opinion or advice of or information obtained from any lawyer, banker, valuer, accountant, transfer agent, the share registrar or inspector of election at such time of Carnival or P&O Princess or other expert, whether obtained by Carnival or P&O Princess or by DLC SVC or the P&O Princess Trustee or otherwise, and in such case, provided that the DLC SVC or the P&O Princess Trustee (as the case may be) shall have acted reasonably in its choice of any such person, the DLC SVC and/or the P&O Princess Trustee (as the case may be) shall not be responsible for any losses, liabilities, costs, claims, actions, damages, expenses or demands which it or any other person may incur or which may be made against it or any other person in connection with or occasioned by so acting. Any such opinion, advice or information may be sought or obtained by electronic mail, letter, facsimile or other means of written communication. DLC SVC and the P&O Princess Trustee shall not be liable for acting on any opinion, advice or information or for acting on, implementing and giving effect to any decision, determination or adjustment purporting to be conveyed by any such written communication reasonably appearing on its face to be authentic even though it contains an error or is not authentic.

10.2 Powers of DLC SVC and the P&O Princess Trustee

     Each of DLC SVC and the P&O Princess Trustee shall have all requisite powers, authorities and discretions as shall be necessary or appropriate to enable it to take all and any such actions as are contemplated by the provisions of this Deed and the relevant provisions of the Carnival Constitution and the P&O Princess Articles.

10.3 Act on resolution

     DLC SVC and the P&O Princess Trustee shall not be responsible, respectively, for having acted upon or having implemented or given effect to any resolution purporting to have been passed:

     (a)  as a resolution of Carnival at any meeting of Carnival shareholders;
          or

     (b) as a resolution of P&O Princess at any meeting of P&O Princess shareholders,

     minutes for which have been made and signed (or in respect of which it has been informed in accordance with this Deed by any director of Carnival or P&O Princess or the secretary of Carnival or P&O Princess or other duly authorised person that the resolution has been passed) even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the holders of the relevant shares or (as the case may be) was not in accordance with this Deed.

10.4 Validity of notices

     DLC SVC and the P&O Princess Trustee shall be at liberty to accept a certificate or notice given under clause 17.5 signed or purporting to be signed by any director of Carnival or P&O Princess or the secretary of Carnival or P&O Princess or any other duly authorised officer or person, as appropriate, and shall be at liberty to accept such certificate or notice in order to satisfy any factor or matter upon which DLC SVC the P&O Princess Trustee may in the performance of any of its obligations and the exercise of any of the powers, authorities and discretions under this Deed (including a notification, report, statement or certificate referred to in clauses 2.1, 2.2, 3.1, 3.2, 4.1, 4.3, 4.4, 4.5 or 4.7) or a statement to the effect that in the opinion of the persons so certifying any particular dealing, transaction, step or thing is expedient. DLC SVC and the P&O Princess Trustee shall not be in any way bound to call for further evidence nor to verify the accuracy of the contents of such certificate, report, statement or notice nor to be responsible for any losses, liabilities, costs, damages, actions, demands or expenses or for any breach of any of the provisions of this Deed that may be occasioned by accepting or acting or relying on any such certificate, report, statement or notice.

10.5 Assumption of no breach

     DLC SVC and the P&O Princess Trustee shall not be bound to take any steps to ascertain whether any breach of any of the provisions of this Deed has occurred and, until it has actual knowledge to the contrary, DLC SVC and the P&O Princess Trustee shall be entitled to assume that no such breach has occurred.

10.6 Discretions

     Save as otherwise expressly provided in this Deed (including for the avoidance of doubt in clauses 4, 5 and 16), each of DLC SVC and the P&O Princess Trustee shall, as regards all powers, authorities and discretions vested in it under this Deed, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and, provided it shall have acted honestly and reasonably, it shall be in no way responsible for any losses, costs, damages, expenses, liabilities, actions, demands or inconveniences that may result from the exercise or non-exercise thereof.

11.  INDEMNITIES

11.1 Indemnity by P&O Princess

     Subject to clause 11.2, P&O Princess agrees with DLC SVC to indemnify it, for itself and as trustee on behalf of its directors, officers, employees, controlling persons and every attorney, manager, agent, delegate or other person appointed by it under this Deed (each an "Indemnified Party") against all liabilities and expenses properly incurred by it or such persons in the performance or purported performance of its obligations under this Deed and of any powers, authorities or discretions vested in it or such persons pursuant to this Deed and against all actions, proceedings, costs, claims, damages, expenses and demands in respect of any matter or thing done or omitted in any way relating to this Deed, including the institution by DLC SVC of any proceedings pursuant to clause 7 in respect of any default by Carnival or P&O Princess.

11.2 Limitation to indemnities

     Nothing contained in this Deed shall, in any circumstance in which DLC SVC or, as the case may be, any other Indemnified Party has been guilty of fraud or negligence in the performance of any of its duties under this Deed or has willfully defaulted in its obligations, or has willfully breached its obligations, under this Deed, exempt such Indemnified Party or Parties from, or indemnify such Indemnified Party or Parties against, any liability for breach of contract or any liability which by virtue of any rule of law would otherwise attach to such Indemnified Party or Parties in respect of any fraud, negligence or willful default of which such Indemnified Party or Parties may be guilty in relation to their duties under this Deed.

12.  ACTIVITIES

     (a) For as long as DLC SVC shall be registered as the holder of the Carnival Special Voting Share the DLC SVC Owner agrees that the only activities carried out by DLC SVC shall be such activities as are necessary or expedient in order for DLC SVC to perform its obligations and exercise its rights, powers, authorities and discretions pursuant to this Deed and the Carnival Constitution, as the case may be, and to enforce the performance by each of Carnival and P&O Princess of its obligations under them (unless both Carnival and P&O Princess otherwise expressly agree in writing).

     (b) For as long as the P&O Princess Trustee shall be registered as the holder of the P&O Princess Special Voting Share the P&O Princess Trustee agrees that the only activities carried out by the P&O Princess Trustee, in its capacity as trustee, shall be such activities as are necessary or expedient in order for the P&O Princess Trustee to perform its obligations and exercise its rights, powers, authorities and discretions pursuant to this Deed, the Voting Trust Deed, the P&O Princess Articles and the Pairing Agreement, as the case may be, and to enforce the performance by each of Carnival and P&O Princess of its obligations under them (unless both Carnival and P&O Princess otherwise expressly agree in writing).

13.    GOVERNANCE MATTERS

13.1   Members of DLC SVC

       For as long as DLC SVC is registered as the holder of the Carnival Special Voting Share, the DLC SVC Owner, Carnival and P&O Princess agree that the DLC SVC will have only one member, being the DLC SVC Owner, and that DLC SVC shall maintain its status as a limited liability company under the laws of England and Wales.

13.2   Directors of DLC SVC

       For as long as DLC SVC is registered as the holder of the Carnival Special Voting Share, the board of directors of the DLC SVC shall comprise such persons as are appointed or approved by the DLC SVC Owner. The DLC SVC Owner shall not appoint any person as a director of the DLC SVC who is an employee or director of either the Carnival Group or the P&O Princess Group.

13.3   The P&O Princess Trustee

       The trustee of P&O Princess SVT shall initially be the P&O Princess Trustee, in accordance with the Voting Trust Deed. Carnival agrees with P&O Princess that it shall not replace the P&O Princess Trustee pursuant to Section 7.06 of the Voting Trust Deed without the prior written consent of P&O Princess. If the P&O Princess Trustee is replaced at any time in accordance with Section 7.06 of the Voting Trust Deed, the P&O Princess Trustee shall novate its rights and obligations under this Deed to the successor trustee appointed thereunder, and all references to the P&O Princess Trustee in this Deed shall be deemed to be references to such successor trustee.

14.    AMENDMENTS TO THIS DEED

       DLC SVC, the P&O Princess Trustee and the DLC SVC Owner shall at any time concur with P&O Princess and Carnival in making any modifications to the provisions of this Deed which:

       (a) are formal or technical amendments and which Carnival and P&O Princess notify are not materially prejudicial to the interests of either Carnival or P&O Princess shareholders;

       (b) are necessary to correct manifest errors in this Deed or inconsistencies between provisions of this Deed or between provisions of this Deed and the Equalization Agreement, Voting Trust Deed or Pairing Agreement; or

       (c)  have previously been approved as a Class Rights Action,

       provided in each case that if such modification affects (including increasing or reducing respectively) the obligations or rights of DLC SVC, the P&O Princess Trustee and/or the DLC SVC Owner under this Deed or any provision affecting the performance by DLC SVC, the P&O Princess Trustee and/or the DLC SVC Owner of its obligations under this Deed, such modification shall require the consent of DLC SVC, the P&O Princess Trustee and/or the DLC SVC Owner, such consent not to unreasonably withheld or delayed.

15.    DAMAGES NOT ADEQUATE REMEDY

       Each of DLC SVC, Carnival, P&O Princess, the P&O Princess Trustee and the DLC SVC Owner hereby acknowledge and agree with each other that damages would not be an adequate remedy for the breach of any provision of this Deed and, accordingly, each shall be entitled to the remedies of injunction, specific performance and other equitable remedies for any such threatened or actual breach.

16.    TERMINATION

16.1   Automatic termination

       This Deed shall automatically terminate:

       (a) upon termination of the Equalization Agreement in accordance with its terms; or

       (b) if a resolution to terminate this Deed is approved by the shareholders of Carnival and P&O Princess as a Class Rights Action,

       provided that clauses 8.2, 9, 11 and 16 shall continue to bind the parties for so long as may be necessary to give full effect to the rights and obligations arising under them and provided that clauses 8.1 and 10.4 shall continue to bind the parties for so long as DLC SVC is registered as the holder of the Carnival Special Voting Share or the P&O Princess Trustee is registered as the holder of the P&O Princess Special Voting Share

16.2   Transfer of Carnival Special Voting Share

       Upon termination of this Deed in accordance with clause 16.1 and upon receipt of (Pounds)1 from Carnival, DLC SVC shall promptly, upon being requested to do so, transfer the Carnival Special Voting Share to such person as the Board of Carnival directs it to in writing. Pending notification, DLC SVC shall have no obligation whatsoever in respect of the Carnival Special Voting Share or under this Deed except that DLC SVC must not Deal with the Carnival Special Voting Share or any interest in, or right attaching to, that share other than in accordance with such notification, which is to be given within 6 months after the date of termination of this Deed and must be given in writing in accordance with clause 17.5.

16.3   Replacement of the DLC SVC Owner

       If given notice under clause 17.5 to do so by a duly authorised officer of P&O Princess and by a duly authorised officer of Carnival, DLC SVC shall, within two months after receipt of such notice transfer the Carnival Special Voting Share to such person as notified to in the aforementioned notice (the "Novated Person"). DLC SVC agrees to novate its rights and obligations under this Deed to the Novated Person, and the DLC SVC Owner agrees to novate its rights and obligations under this Deed to such person as notified in the aforementioned notice ("New SVC Owner"). The provisions of this clause 16.3 shall apply, mutatis mutandis, to any subsequent notification by a duly authorised officer of P&O Princess and by a duly authorised officer of Carnival to replace the Novated Person and the New SVC Owner. Following any such transfer, references in the Deed to DLC SVC shall be to the Novated Person and references in this Deed to the DLC SVC Owner shall be to the New SVC Owner.

16.4   Continuation of Indemnity

       For the avoidance of doubt, and notwithstanding any other provision of this Deed, any replacement of DLC SVC shall not release or prejudice in any way any of DLC SVC's rights to be indemnified by P&O Princess which shall continue in full force and effect and continue to be enforceable by the DLC SVC notwithstanding such replacement.

17.    GENERAL

17.1   No assignment

       This Deed shall not be assignable by operation of law or otherwise, and any purported assignment (whether in whole or in part) in violation of this provision shall be void.

17.2   No partnership or agency

       This Deed is not intended to alter the status of the parties as separate, independent entities, to create a partnership, joint venture or agency relationship between the parties or their respective Subsidiaries or shareholders, or to give any party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other parties, and they shall not be construed as having that effect.

17.3   Intent of the Parties

       The parties intend that the P&O Princess SVT shall at all times be classified for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property, as defined in the Voting Trust Deed, for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership. Notwithstanding any other provision herein, the provisions of this Deed shall be interpreted to further this intention and powers granted as well as obligations undertaken pursuant to this Deed shall be construed so as to further such intent. No provision of this Deed shall be of any force or effect if such provision would result in the P&O Princess SVT being treated in a manner inconsistent with the intention of the parties as set forth in this clause 17.3.

17.4   Regulatory

       All parties to this Deed will co-operate with each other from time to time to ensure that all information necessary or desirable for the making of (or responding to any requests for further information with respect to) any notifications or filings made in respect of this Deed, or the transactions contemplated by this Deed, is supplied to the party dealing with such notification and filings and that they are properly, accurately and promptly made.

17.5   Notices

       Any notice, certificate, report or statement given under this Deed:

       (a) must be in writing addressed to the intended recipient at the address shown below:

            Carnival Corporation
            3655 N.W. 87/th/ Avenue
            Miami, Florida 33178-2428

            Attention:  Chairman and Chief Executive Officer
            Fax:        (305) 599-2600

            with copies to

            Carnival Corporation
            3655 N.W. 87/th/ Avenue
            Miami, Florida 33178-2428

            Attention:  General Counsel
            Fax:        (305) 599-2600

            DLC SVC Limited
            Fifth Floor, 100 Wood Street
            London EC2V 7EX
            United Kingdom
            Attention:  Company Secretarial Dept. (IKB/ST)
            Facsimile:  +44 (0) 20 7696 5243/7606 0643

            P&O Princess Cruises plc
            Carnival House
            5 Gainsford House
            London SE1 2NE
            UK

            Attention:  Chief Executive Officer
            Fax:        (+44) (0) 20 7378 4631

            with copies to

            P&O Princess Cruises plc
            Carnival House
            5 Gainsford House
            London SE1 2NE
            UK

            Attention:  General Counsel
            Fax:        (+44) (0) 20 7378 4631

            The Law Debenture Trust
            Corporation (Cayman) Limited
            c/o Close Brothers (Cayman) Limited
            PO Box 1034 GT
            Harbour Place
            4/th/ Floor, 103 South Church Street
            Grand Cayman, Cayman Islands

            Attention:  Edel Gannon, Manager - Fund Services and Client
                        Accounting
            Fax:        +345 949 8499

            The Law Debenture Trust
            Corporation p.l.c.
            Fifth Floor, 100 Wood Street
            London EC2V 7EX
            United Kingdom
            Attention:  Company Secretarial Dept. (IKB/ST)
            Facsimile:  +44 (0) 20 7696 5243/7606 0643

            or to such other persons or addresses as may be designated in writing by any party pursuant to this clause 17.5;

       (b)  must be signed by a person duly authorised by the sender; and

       (c) shall be in writing and shall be deemed given (i) when sent if sent by facsimile and promptly confirmed by telephone confirmation thereof; or (ii) when delivered, if delivered personally to the intended recipient or sent by overnight delivery via a national courier service, and in each case, addressed to such person or persons in accordance with this clause 17.5.

17.6   Severability

       If any provision of this Deed is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

17.7   Waivers

       (a) Waiver of any right arising from a breach of this Deed or of any right, power, authority, discretion or remedy arising upon default under this Deed must be in writing and signed by the party granting the waiver.

       (b)  A failure or delay in exercise, or partial exercise, of:

            (i)  a right arising from a breach of this Deed; or

            (ii) a right, power, authority, discretion or remedy created or arising upon default under this Deed,
            does not result in a waiver of that right, power, authority, discretion or remedy.

       (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Deed or on a default under this Deed as constituting a waiver of that right, power, authority, discretion or remedy.

       (d) A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

       (e)  This clause may not itself be waived except by writing.

       (f) No waiver by a party of a failure or failures by the other party to perform any provision of this Deed shall operate or be construed as a waiver in respect of any other or further failure whether of alike or different character.

17.8   Variation

       A variation of any term of this Deed must be in writing and signed by all parties to this Deed.

17.9   Further assurances

       Each party shall take all steps, execute all documents and do everything reasonably required by the other parties to give effect to any of the transactions contemplated by this Deed.

17.10  Counterparts

       This Deed may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one and the same instrument.

17.11  Third Parties Rights

       Except as expressly stated in this Deed, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any of its terms.

17.12  Governing law and jurisdiction

       (a) This Deed and the relationship between the parties shall be governed by, and interpreted in accordance with, the laws of the Isle of Man.

       (b) All of the parties agree that the courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed, and for such purposes irrevocably submit to the jurisdiction of the English courts.

       (c) The parties irrevocably waive any objections to the jurisdiction of any court referred to in this clause 17.12.

          (d) The parties irrevocably consent to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Deed or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

DULY delivered as a DEED on the date inserted above

EXECUTED as a DEED by                   )
CARNIVAL CORPORATION                    )
by duly authorised officers             )

________________________________________
Name:    Howard S. Frank
Title:   Vice-Chairman and Chief
         Operating Officer

________________________________________
Name:    Arnaldo Perez
Title:   Vice-President, General Counsel
           and Secretary

EXECUTED as a DEED by                   )
DLC SVC LIMITED                         )
acting by two Directors/a Director and  )
Secretary                               )

________________________________________
Name:
Title:

EXECUTED as a DEED by                   )
P&O PRINCESS CRUISES PLC                )
acting by two Directors/a Director and  )
Secretary                               )

________________________________________
Name:
Title:

________________________________________
Name:
Title:

The Common Seal of
THE LAW DEBENTURE TRUST
CORPORATION (CAYMAN) LIMITED,
as Trustee of the P&O Princess Special
Voting Trust was hereunto affixed in
the presence of

________________________________________
Name:
Title:

EXECUTED as a DEED by                   )
THE LAW DEBENTURE TRUST
CORPORATION P.L.C.                      )
acting by two Directors/a Director and  )
Secretary                               )

________________________________________
Name:
Title: